                                                                     Exhibit 4.3

            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of January 15, 2002, is entered into by and among ETHYL
 ---------
CORPORATION, a Virginia corporation (the "Borrower"), the Subsidiary Guarantors
                                          --------
signatory hereto, the Banks signatory hereto and BANK OF AMERICA, N.A., as Administrative Agent for the Banks (in such capacity, the "Administrative
                                                           --------------
Agent").
-----

                                    RECITALS
                                    --------

     A. The Borrower, the Subsidiary Guarantors, the Banks and the Administrative Agent are party to that certain First Amendment and Restatement of Amended and Restated Credit Agreement dated as of April 10, 2001 (as amended by the Second Amendment thereto dated as of December 3, 2001, the "Existing
                                                                   --------
Credit Agreement").
----------------

     B. The Credit Parties have requested that the Banks amend the Existing Credit Agreement as provided herein.

     C. The Banks have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                                     PART I
                                  DEFINITIONS

     SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the
                 -------------------
context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

          "Amended Credit Agreement" means the Existing Credit Agreement as
           ------------------------
     amended hereby.

          "Amendment No. 3 Effective Date" is defined in Part III.
           ------------------------------                --------

     SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the
                 -----------------
context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 3 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.
          -------

     SUBPART 2.1 Amendment to Section 1.1. The following new definition is
                 ------------------------
hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order and shall read as follows:

          "Richmond Campus Loan" means that certain secured, nonrecourse loan in
           --------------------
     the principal amount of at least $18,640,000 to be advanced to the Borrower by Bruce C. Gottwald in accordance with the terms of Section 7.19.

     SUBPART 2.2 Amendment to Section 3.3(b)(vii). The introductory sentence in
                 --------------------------------
Section 3.3(b)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          All amounts required to be paid pursuant to this Section 3.3(b) and
     Section 7.19 shall be applied as follows:

     SUBPART 2.3 Amendment to Section 3.3(b)(vii). The introductory phrase in
                 --------------------------------
subclause (C) of Section 3.3(b)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), (iii), (iv), (v) or (vi) or Section 7.19:

     SUBPART 2.4 Amendment to Section 7.19. Section 7.19 of the Existing Credit
                 -------------------------
Agreement is hereby amended and restated in its entirety to read as follows:

     7.19 Richmond Campus.
          ---------------

     The Credit Parties shall (a) on or before January 31, 2002, consummate the Richmond Campus Loan pursuant to definitive loan documentation satisfactory in form and substance to the Required Banks, it being understood and agreed by the Banks that the terms identified on Schedule 7.19 attached hereto are
                                   -------------
satisfactory to the Banks and (b) immediately upon the consummation of the Richmond Campus Loan, receive one hundred percent (100%) of the proceeds of the Richmond Campus Loan (not to be less than $18,640,000) and apply 100% of such loan proceeds to prepay the Loans (such prepayment to be applied as set forth in Section 3.3(b)(vii)).

     Upon the satisfaction by the Credit Parties of the requirements set forth above, the Banks agree to take such action as is reasonably necessary (at the expense of the Borrower) to release the Collateral Agent's lien against the Richmond Campus including the rents and leases related thereto. The Banks hereby authorize the Administrative Agent and the Collateral Agent to execute and deliver such documentation or to take such action (at the expense of the Borrower) as is reasonably necessary to release the Collateral's Agent's lien against the Richmond Campus.

     SUBPART 2.5 Amendment to Section 8.1. A new subclause (k) is hereby added
                 -------------------------
at the end of Section 8.1 of the Existing Credit Agreement and shall read as follows:

     (k) the Richmond Campus Loan.

     SUBPART 2.6 Amendment to Section 8.2. A new subclause (u) is hereby added
                 -------------------------
at the end of Section 8.2 of the Existing Credit Agreement and shall read as follows:

     (u) Liens on the Richmond Campus and the rents and leases related to the Richmond Campus to secure the Richmond Campus Loan.

     SUBPART 2.7  Amendment to Section 8.7. The following sentence is hereby
                  -------------------------
added at the end of Section 8.7 of the Existing Credit Agreement and shall read as follows:

          The Richmond Campus Loan shall not be amended or modified without the prior written consent of the Required Banks.

     SUBPART 2.8  Amendment to Section 9.1. A new subclause (l) is hereby added
                  ------------------------
to Section 9.1 of the Existing Credit Agreement and shall read as follows:

          (l) Richmond Campus. There shall occur and be continuing any "Event of
              ---------------
     Default" under, and as defined in, the Richmond Campus Loan.

     SUBPART 2.9  Amendment to Schedule 7.19. Schedule 7.19 of the Existing
                  --------------------------
Credit Agreement is hereby amended and restated in its entirety and shall read as provided on Schedule 7.19 attached hereto.

     SUBPART 2.10 Amendment to Schedule 8.8. Schedule 8.8 of the Existing Credit
                  --------------------------
Agreement is hereby amended to add the Richmond Campus Loan as a permitted Affiliate transaction.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

     This Amendment shall be and become effective as of the date (the "Amendment
                                                                       ---------
No. 3 Effective Date") when all of the conditions set forth in this Part III
--------------------                                                --------
shall have been satisfied.

     SUBPART 3.1 Execution of Counterparts of Amendment. The Administrative
                 --------------------------------------
Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors, the Required Banks and the Administrative Agent.

     SUBPART 3.2 Resolutions. The Administrative Agent shall have received
                 -----------
copies of resolutions (each in form and substance satisfactory to the Administrative Agent and its counsel) of the Board of Directors of each Credit Party approving and adopting this Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Amendment No. 3 Effective Date.

     SUBPART 3.3 Legal Opinion. The Administrative Agent shall have received
                 -------------
legal opinions from counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent and its counsel.

     SUBPART 3.4 Fees and Expenses. The Borrower shall have paid all costs and
                 -----------------
expenses heretofore incurred by the Administrative Agent and the Banks, including without limitation, the fees of Ernst and Young Corporate Finance LLC and Moore & Van Allen, PLLC.

     SUBPART 3.5 Commitment Letter. The Borrower shall have received an executed
                 -----------------
commitment letter from Bruce C. Gottwald for the Richmond Campus Loan in the form of Schedule 3.5 attached hereto.
        ------------

                                     PART IV
                                  MISCELLANEOUS

     SUBPART 4.1 Construction. This Amendment is a Credit Document executed
                 ------------
pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement. Any Credit Party's failure to comply with any of the terms or provisions set forth herein shall constitute an Event of Default under the Credit Documents.

     SUBPART 4.2 Representation and Warranties. Each Credit Party hereby
                 -----------------------------
represents and warrants that (i) each Credit Party that is party to this
Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in
Section 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

     SUBPART 4.3 Reaffirmation of Existing Debt. The Credit Parties acknowledge
                 ------------------------------
and confirm that (a) the Borrower's obligations to repay the outstanding principal amount of the Loans is unconditional and not subject to any offsets, defenses or counterclaims, (b) the Collateral Agent, on behalf of the Banks, has a valid and enforceable first priority perfected security interest in the Collateral, (c) the Administrative Agent, the Collateral Agent and the Banks have performed fully all of their respective obligations under the Amended Credit

Agreement and the other Credit Documents, (d) by entering into this Amendment, the Administrative Agent, the Collateral Agent and the Banks do not waive or release any term or condition of the Amended Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder and (e) that no Credit Party has any claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder or if any Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Banks' execution and delivery of this Amendment.

     SUBPART 4.4  Acknowledgment. The Guarantors acknowledge and consent to all
                  --------------
of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents.

     SUBPART 4.5  Counterparts. This Amendment may be executed by the parties
                  ------------
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.6  Binding Effect. This Amendment, the Amended Credit Agreement
                  --------------
and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

     SUBPART 4.7  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                  -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SUBPART 4.8  Severability. If any provision of this Amendment is determined
                  ------------
to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     SUBPART 4.10 Release. The Credit Parties hereby release the Administrative
                  -------
Agent, the Collateral Agent, the Banks and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           ETHYL CORPORATION, a Virginia
--------
                                    corporation

                                    By: /s/ David A. Fiorenza
                                       ---------------------------------
                                    Name:  David A. Fiorenza
                                    Title: Vice President, Treasurer and
                                           Principal Financial Officer

SUBSIDIARY
----------
GUARANTORS:                         THE EDWIN COOPER CORPORATION, a
----------
                                    Virginia corporation

                                    By:  /s/ David A. Fiorenza
                                        --------------------------------
                                    Name:  David A. Fiorenza
                                    Title: Treasurer

                                    ETHYL ADDITIVES CORPORATION, a
                                    Virginia corporation

                                    By: /s/ Wayne C. Drinkwater
                                       ---------------------------------
                                    Name:  Wayne C. Drinkwater
                                    Title: Treasurer

                                    ETHYL ASIA PACIFIC COMPANY, a
                                    Virginia corporation

                                    By: /s/ David A. Fiorenza
                                       ---------------------------------
                                    Name:  David A. Fiorenza
                                    Title: Vice President and Treasurer

                                    ETHYL EXPORT CORPORATION, a
                                    Virginia corporation

                                    By:  /s/ David A. Fiorenza
                                       ---------------------------------
                                    Name:  David A. Fiorenza
                                    Title: President and Treasurer

                                    ETHYL INTERAMERICA CORPORATION, a
                                    Delaware corporation

                                    By:  /s/ David A. Fiorenza
                                       ---------------------------------
                                    Name:  David A. Fiorenza
                                    Title: Vice President and Treasurer

                                                      THIRD AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

                                   ETHYL PETROLEUM ADDITIVES, INC., a
                                   Delaware corporation

                                   By: /s/ David A. Fiorenza
                                      ---------------------------
                                   Name:  David A. Fiorenza
                                   Title: Treasurer

                                   INTERAMERICA TERMINALS CORPORATION,
                                   a Virginia corporation

                                   By: /s/ David A. Fiorenza
                                      ---------------------------
                                   Name:  David A. Fiorenza
                                   Title: Treasurer

                                   ETHYL VENTURES, INC., a
                                   Virginia corporation

                                   By: /s/ David A. Fiorenza
                                      ---------------------------
                                   Name:  David A. Fiorenza
                                   Title: President and Treasurer

ADMINISTRATIVE:           BANK OF AMERICA, N.A.,
--------------
AGENT:                    in its capacity as Administrative Agent and
-----
                          Collateral Agent

                          By:  /s/ Charles D. Graber
                             ----------------------------
                          Name:  Charles D. Graber
                               --------------------------
                          Title: Vice President
                                -------------------------

BANKS:                    BANK OF AMERICA, N.A., in its capacity as
-----
                          a Bank and Issuing Lender

                          By:   /s/ H.G. Wheelock
                             -----------------------------
                          Name:   H.G. Wheelock
                               ---------------------------
                          Title:  Managing Director
                                --------------------------

                          THE BANK OF NEW YORK

                          By:  /s/ Christine T. Rio
                             -----------------------------
                          Name:  Christine T. Rio
                               ---------------------------
                          Title: Vice President
                                --------------------------

                          SUNTRUST BANK

                          By:  /s/ George A. Ways
                             -----------------------------
                          Name:  George A. Ways
                               ---------------------------
                          Title:  Managing Director
                                --------------------------

                          CREDIT LYONNAIS
                          NEW YORK BRANCH

                          By: /s/ Sandra E. Horwitz
                             -----------------------------
                          Name:  Sandra E. Horwitz
                               ---------------------------
                          Title:  Senior Vice President
                                --------------------------

                          WACHOVIA BANK, N.A.

                          By:  /s/ Jill E. Snyder
                             -----------------------------
                          Name:  Jill E. Snyder
                               ---------------------------
                          Title:  Vice President
                                --------------------------

                          STANDARD CHARTERED BANK

                          By:  /s/ Marc Chait
                             -----------------------------
                          Name:  Marc Chait
                               ---------------------------
                          Title:  Vice President
                                --------------------------

                                                      THIRD AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

                                   THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   THE SUMITOMO MITSUI BANKING
                                   CORPORATION

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   BANK ONE, N.A.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   BANKERS TRUST COMPANY

                                   By: /s/ Scottye D. Lindsey
                                      ------------------------------------------
                                   Name:  Scottye Lindsey
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                                   KBC BANK N.V.

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   FLEET NATIONAL BANK

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION

                                   By:  /s/ Robert M. Kadlick
                                      ------------------------------------------
                                   Name:  Robert M. Kadlick
                                        ----------------------------------------
                                   Title: Duly Authorized Signatory
                                         ---------------------------------------

                                                      THIRD AMENDMENT TO AMENDED
                                                   AND RESTATED CREDIT AGREEMENT

                                  Schedule 3.5
                                  ------------

                                                               December 17, 200l

Ethyl Corporation
330 South Fourth Street
Richmond, Virginia 23219

Attn:  William W. Berry
       Chairman, Special Committee

Dear Bill:

This is to confirm my commitment to loan Ethyl Corporation $18,640,000 on a nonrecourse basis subject to the following terms and conditions:

1.    The loan maturity date will be three years from the date of closing;

2. The annual rate of interest will be 8.5% with monthly interest-only payments during the term and a bullet payment of all principal at the end of the term;

3. Ethyl Corporation shall execute a secured promissory note for $18,640,000 and such note shall be secured by a first deed of trust and assignments of rents and leases on the property identified on Schedule 1 attached hereto (the "Richmond Campus"). The promissory note shall not be secured by any of the personal property located at the Richmond Campus. The note, deed of trust, and assignment of rents and leases shall be a form that is acceptable to me and such form shall not prohibit my ability to collaterally assign such note, first deed of trust, and assignment of rents and leases to my lender; and

4. Ethyl Corporation shall have the option to sell the Richmond Campus to me at the end of the term at the loan value of the bullet payment of all principal.

Subject to terms and conditions set forth above, I am prepared to close the loan on or before January 31, 2002.

                                                           Sincerely,



BCG/s

                                  Schedule 7.19
                                  -------------


1.    Loan Amount: No less than $18,640,000
      -----------

2.    Interest Rate: 8.5% per annum
      -------------

3.    Interest Payments: Interest shall be payable monthly at the end of each
      -----------------
      calendar month.

4.    Principal: No payment of principal until maturity date.
      ---------

5.    Term: Minimum of 3 years (and in no event earlier than 120 days after the
      ----
      maturity date of the Credit Agreement.)

6.    Put Option: Ethyl Corporation shall have the option at the end of the term
      ----------
      to put the Richmond Campus to Bruce C. Gottwald to satisfy the debt obligation in full.

7.    Security: First Priority Deed of Trust, Assignment of Leases and Rents and
      --------
      Fixture Filings on the Richmond Campus.

8.    Intercreditor Provisions:
      ------------------------

      (a) Richmond Campus Loan shall be nonrecourse to Ethyl Corporation. Bruce
      C. Gottwald's recourse shall be restricted solely to the Richmond Campus.

      (b) Richmond Campus Loan will not be cross-defaulted to the Credit Agreement, but may be cross-accelerated to the Credit Agreement.

      (c) No amendment to the Richmond Campus Loan without the consent of the Required Banks.

      (d) No assignment of the Richmond Campus Loan by Bruce C. Gottwald without the consent of the Required Banks (other than (i) assignment to estate upon death in accordance with applicable law, (ii) assignment to wife or children for tax and estate planning purposes and (iii) collateral assignment to Bruce C. Gottwald's lender to secure financing provided to him in connection with the Richmond Campus Loan).

      (e) Subordination of any claim of Bruce C. Gottwald as an unsecured creditor in bankruptcy resulting from any bifurcation of his claim pursuant to Section 1111 of the Bankruptcy Code; provided, however, the Bruce C. Gottwald shall retain his right of election under Section 1111(b) of the Bankruptcy Code.